July 6, 2018

Larry Irving
Chief Financial Officer
200 Crossing Blvd
Bridegwater, NJ 08807

Dear Mr. Irving:

Enclosed is our manually signed consent dated July 6, 2018 to the incorporation by reference of our previously noted audit reports into the Company’s previously filed Registration Statements with the Securities and Exchange Commission.

Please retain this letter and the enclosure in your files as evidence of our authorization to include the attached consent in your Form 10-K/A.

If you have any questions regarding the form or use of these reports, please call me.

Very truly yours,

Shawn C. Rogers
Engagement Partner

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S‑8 No. 333‑136088) pertaining to the 2006 Equity Incentive Plan,
(2)	Registration Statement (Form S‑3 No. 333‑164619) of Synchronoss Technologies, Inc.,
(3)	Registration Statement (Form S‑8 No. 333‑167000) pertaining to the 2006 Equity Incentive Plan,
(4)	Registration Statement (Form S‑8 No. 333‑168745) pertaining to the 2010 New Hire Equity Incentive Plan,
(5)	Registration Statement (Form S‑8 No. 333‑179544) pertaining to the Employee Stock Purchase Plan,
(6)	Registration Statement (Form S‑8 No. 333‑188939) pertaining to the 2006 Equity Incentive Plan;
(7)	Registration Statement (Form S‑3 No. 333‑197871) of Synchronoss Technologies, Inc.; and
(8)	Registration Statement (Form S-8 No. 333-204311) pertaining to the 2015 Equity Incentive Plan of our reports dated June 29, 2018, with respect to the consolidated financial statements and schedule of Synchronoss Technologies, Inc. and the effectiveness of internal control over financial reporting of Synchronoss Technologies, Inc. included in this Annual Report (Form 10‑K/A) of Synchronoss Technologies, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Iselin, New Jersey
July 6, 2018